EXHIBIT 10.2

                                 PROMISSORY NOTE

$5,000,000.00                                                    August 20, 2002

         THIS NOTE SHALL BE UNSECURED AND SHALL BE FULLY SUBORDINATE IN RIGHT OF PAYMENT TO ALL OF BORROWER'S (AS DEFINED BELOW) INDEBTEDNESS AND OBLIGATIONS (AS DEFINED IN THE DYNTEK-FOOTHILL GUARANTY AS DEFINED BELOW), WHETHER MATURED OR CONTINGENT, OWING TO FOOTHILL CAPITAL CORPORATION ("FOOTHILL") UNDER THE GUARANTY, DATED AUGUST 11, 2000, AMONG BORROWER, FORMERLY KNOWN AS TEKINSIGHT.COM, INC., A DELAWARE CORPORATION, IN FAVOR OF FOOTHILL (AS SUCH GUARANTY MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "DYNTEK-FOOTHILL GUARANTY"), REFERENCE TO WHICH IS HEREBY MADE FOR ALL PURPOSES. BORROWER SHALL NOT MAKE ANY PAYMENT, WHETHER FOR PRINCIPAL, INTEREST OR OTHERWISE (WHETHER BY SCHEDULED MATURITY, REQUIRED PREPAYMENT, ACCELERATION, DEMAND OR OTHERWISE) IN RESPECT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE UNTIL THE LATER OF (A) THE CASH PAYMENT IN FULL OF THE OBLIGATIONS (AS DEFINED IN THE DYNTEK-FOOTHILL GUARANTY) (OTHER THAN INDEMNIFICATION OBLIGATIONS AS TO WHICH NO CLAIM HAS BEEN MADE), WHETHER MATURED OR CONTINGENT, AND ALL OTHER AMOUNTS PAYABLE UNDER THE DYNTEK-FOOTHILL GUARANTY AND (B) THE TERMINATION OF THE DYNTEK-FOOTHILL GUARANTY, PROVIDED HOWEVER, THAT BORROWER MAY MAKE REGULARLY SCHEDULED PRINCIPAL AND INTEREST PAYMENTS IN RESPECT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE IN THE STATED AMOUNTS AND ON THE STATED DATES OF PAYMENT HEREIN IF, AFTER GIVING EFFECT THERETO, NO EVENT OF DEFAULT UNDER THE LOAN AND SECURITY AGREEMENT, DATED AS OF SEPTEMBER 30, 1998, AS AMENDED FROM TIME TO TIME, BETWEEN FOOTHILL AND DYNTEK SERVICES, INC., A DELAWARE CORPORATION, AND A WHOLLY OWNED SUBSIDIARY OF BORROWER, SHALL HAVE OCCURRED AND BE CONTINUING.

         For  value  received,   DynTek,  Inc.  (the  "Borrower"),   a  Delaware
corporation, hereby promises to pay to the order of DynCorp, a Delaware corporation (the "Payee"), whose address is 11710 Plaza America Drive, Reston, Virginia 20190, or its successors or assigns, at the foregoing address or such other place as the holder of this Note may from time to time designate, the principal sum of Five Million Dollars ($5,000,000.00) with interest on unpaid principal at the rate of fifteen percent (15%) per annum computed on the basis of twelve 30-day months, in installments as set forth below.

         Subject to the subordination provisions herein, the Borrower shall pay accrued interest on the first business day of each October, January, April, and July, commencing January 1, 2003.

         Subject to the subordination provisions herein, the Borrower shall make payments of principal on the first Business Day of each month set forth below, commencing January 2, 2004, in addition to accrued interest, of the following amounts of outstanding principal:

         MONTH               PRINCIPAL PAYMENT
         -----               -----------------
         January 2004        $200,000
         April 2004          $200,000
         July 2004           $200,000
         October 2004        $200,000
         January 2005        $200,000
         April 2005          $200,000
         July 2005           $200,000
         October 2005        $200,000
         January 2006        $200,000
         April 2006          $200,000
         July 2006           $200,000
         October 2006        $200,000
         January 2007        the entire remaining principal and accrued interest

         In addition to the foregoing quarterly payments, subject to the subordination provisions herein, the Borrower shall make payments of principal equal to seventy-five percent (75%) of the excess of the Borrower's (i) earnings before interest, taxes, depreciation and amortization over (ii) cash interest and principal paid and income tax expense (if positive) for each fiscal year, commencing with its fiscal year ending June 2003; such payments shall be made no later than 90 days following the end of the respective fiscal year and shall be applied to the last installment remaining due.

         Subject to the subordination provisions herein, upon default in the payment of any principal installment of interest when due, or upon any other event of default described below, the whole of the principal sum then remaining and all interest accrued shall, at the option of the holder, become immediately due and payable, without demand or notice.

         Subject to the subordination provisions herein, the Borrower may prepay the principal hereof, in whole or in part, at any time.

         The Borrower waives presentment, protest, demand, and notice of dishonor. No renewal or extension of this note, and no delay in the enforcement of this note or in exercising any right or power of the Payee shall affect the liability of the Borrower. The defense of the statute of limitations against any demands made by the Payee is expressly waived by the Borrower.

         The Borrower agrees that the occurrence of any of the following additional events of default, if not cured within 5 business days, will result in this note being in default notwithstanding the timely payment of principal and interest payments due hereunder: (a) any material failure of the Borrower to make timely vendor, transportation provider, or supplier payments validly invoiced to Borrower under the Borrower's contract for Non-emergency Transportation Brokerage Services with the Commonwealth of Virginia (the "VA Net Contract"); (b) any material default by the Borrower under the terms of the VA Net Contract; (c) any claim by the Commonwealth of Virginia against AIG under its Bond held by Virginia under the VA Net Contract (the "AIG Bond"); (d) any claim by AIG against DynCorp for indemnity under the AIG Bond; and (e) any material breach of Sections 6.7, 6.8, or 6.9 of the Stock Purchase and Settlement Agreement between the Borrower and DynCorp.

         In the event a suit is commenced to enforce payment of this Promissory Note, the Borrower agrees to pay reasonable attorney fees and costs incurred by the holder in pursuit of collection of any unpaid monies.

         Payee agrees, by its acceptance of this Note, that (i) it does not have a lien on or security interest in any assets or property of the Borrower or any of its subsidiaries, (ii) it will not obtain a lien on or security interest in any assets or property of the Borrower or any of its subsidiaries until all of the indebtedness and obligations owing to Foothill under the DynTek-Foothill Guaranty shall have been paid in full in cash, and (iii) it will, upon being requested to do so by Borrower or Foothill (or any of their respective successors or assigns), execute and deliver such instruments, documents or agreements as may be deemed appropriate by Borrower or Foothill to evidence the subordination of Borrower's obligations hereunder to Borrower's obligations to Foothill under the DynTek-Foothill Guaranty.

         This note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be executed and delivered by its duly authorized representative as of the date first set forth above.

                                       DYNTEK, INC.

                                       By:  /s/ James Linesch
                                            ------------------------------------
                                       Name:   James Linesch
                                       Title:  Chief Financial Officer